UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2005

INSMED INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

4851 Lake Brook Drive, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry Into a Material Definitive Agreement.

Option Amendments

Effective February 15, 2006, Insmed Incorporated (the “Company”) accelerated the vesting of 50,000 shares for Thomas A. Keuer and 25,000 shares for Philip J. Young. These shares relate to the options granted to these individuals on August 10, 2004.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective February 20, 2005, Kevin P. Tully was reappointed as Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer) of the Company to serve until his successor is duly designated and has qualified or until his earlier resignation or removal. Michael Duncan will assume the role of Controller and relinquish his responsibilities as principal financial officer and principal accounting officer.

Mr. Tully has returned to the Company after briefly pursuing an interest in working for a privately-held healthcare company. Until his departure in August 2005, he had served as our Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer since April 2005. From January 2002 to April 2005, Mr. Tully served as our Treasurer, Controller, principal financial officer and principal accounting officer. From August 2001 until his election as Treasurer, he served as Senior Director, Finance and Administration. Mr. Tully originally joined the Company in March 2001 as Director of Finance and has over 30 years of experience across Europe and the Americas covering finance, marketing and manufacturing. Prior to joining the Company, Mr. Tully served as Vice President of Finance – Europe, and Vice President, Finance and Administration – Americas for Albright and Wilson Ltd., an international chemical producer. Mr. Tully received his O.N.C. in Business and Administration from St. Helens College in England and is a Certified General Accountant.

In connection with his the commencement of employment, Mr. Tully was granted an option for 215,000 shares of the Company’s common stock. The exercise price for his option grant is the fair market value of the Company’s common stock on the date of grant. This option will become exercisable in four equal installments on February 20, 2006, February 20, 2007, February 20, 2008 and February 20, 2009 if Mr. Tully remains continuously employed by the Company until such date. The options expire on February 20, 2012. The Company also expects to enter into a change of control agreement with Mr. Tully but additional information regarding the terms of his change of control agreement were unavailable as of the date of this filing. Mr. Tully will receive a base salary of $225,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: February 22, 2005

	By:	/s/ Geoffrey Allan
	Name:	Geoffrey Allan, Ph.D,
	Title:	President, Chief Executive and Principal Executive Officer